EXHIBIT 10.15

            CONTRACT RESEARCH ORGANIZATION SERVICES AGREEMENT


     AGREEMENT effective as of AUGUST 11, 1999 ("EFFECTIVE DATE") by and between Therapeutic Management, THE STONEHOUSE, 1338 EAST PERKINS AVENUE, SUITE 102, SANDUSKY, OH 44870 ("CRO" and Entropin, Inc., 21550 Oxnard St., Suite 810, Woodland Hills, CA 91367 ("ENTROPIN"). (CRO and Entropin are individually referred to as a "PARTY" and collectively as the "PARTIES.")

                                 PURPOSE

     WHEREAS, Entropin desires to obtain the services of CRO to assist in the development of, and /or to conduct a MULTI-CENTER clinical drug evaluation study (the "STUDY") to research the Entropin pharmaceutical product ESTEROM(R) (the "STUDY DRUG"); and the non-active ingredient as defined in the protocol for comparative purposes (the "VEHICLE").

     WHEREAS, CRO possesses the requisite expertise and personnel to conduct, assist, and/or develop the Study.

     NOW THERFORE, in consideration of the mutual promises and obligations contained herein, the Parties agree as follows:

                                ARTICLE I
              TRANSFER OF RESPONSIBILITIES AND OBLIGATIONS
              --------------------------------------------

1.1 UNITED STATES FOOD AND DRUG ADMINISTRATION REGULATIONS. The Parties enter into this Agreement for the express purpose of transferring from Entropin to CRO the responsibilities and obligations of Entropin to conduct, coordinate, manage, and/or develop the Study in accordance with United States Food and Drug Administration ("FDA") regulations set forth in 21 CFR Section 312, Subpart D, as such may be amended from time to time. Accordingly, Entropin hereby transfers and CRO hereby assumes the compliance responsibilities and obligations for the services set forth in APPENDIX A, attached hereto and made a part of hereof, to conduct, coordinate, manage and/or develop the Study pursuant to the Protocol (as that term is defined in Article 1.2A. (collectively, the "SERVICES").

1.2  PROTOCOL.

     A. Protocol Title. CRO, when requested, shall assist to modify when necessary Entropin protocol entitled:

ESTEROM 99-02-01 CONTRACT     PAGE 1 OF 20                AUGUST 11, 1999

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          PROTOCOL NO: Esterom 99-02-01
          -----------------------------
          "A STUDY TO DETERMINE THE EFFECTIVENESS AND SAFETY OF TOPICALLY APPLIED ESTEROM(R) VERSUS VEHICLE IN PATIENTS WITH IMPAIRED RANGE OF MOTION ASSOCIATED WITH PAINFUL SHOULDER.
          (the "PROTOCOL") attached hereto as APPENDIX B and made a part hereof, in accordance with the Project Specification Sheet attached hereto as APPENDIX C and made a part hereof, and CRO shall conduct the Services and/or the Study in accordance with the Protocol, which Protocol may be amended or revised from time to time by Entropin.

1.3 ENTROPIN REPRESENTATIVE. Any and all deliverables due as a result of the performance of the Services and/or Study by CRO hereunder, including, without limitation, any and all reports and/or copies of tables (collectively, "DELIVERABLES"), shall be delivered by CRO, in the manner mutually agreed by the Parties, to Entropin project physician and/or project manager ("ENTROPIN REPRESENTATIVES"). In no event shall any Deliverables, or any copies thereof, in whole or in part, be given to any other party including, without limitation, any other Entropin individual, without the express prior consent of the Entropin Representative.

                               ARTICLE II
                        ENTROPIN RESPONSIBILITIES
                        -------------------------

2.1  ENTROPIN RESPONSIBILITIES

     A. PROVISION OF INFORMATION. Entropin shall provide all necessary information to CRO as reasonably required to assure initiation and completion of the Study in accordance with APPENDIX G.

     B. APPROVAL. Entropin shall approve all copy, layouts, and Study elements in a timely fashion so as to allow CRO to meet its obligations hereunder.

2.2 Term. This Agreement shall commence on the Effective Date and remain in full force and effect until such time as the Services have been satisfactorily completed (the "TERM"), unless sooner suspended pursuant to
Article 2.6 or terminated pursuant to Articles 2.3, 2.4 or 2.5.

2.3 EXTENSION OF MODIFICATION OF THE TERM. Subject to Suspension of the Term as set forth in Article 2.6, the Term may only be extended or modified in accordance with a written amendment signed by the Parties as set forth in Article XX.

2.4 TERMINATION BY ENTROPIN. This Agreement may be terminated by Entropin for any reason and at any time upon thirty (30) days' written notice to CRO. In the event this agreement is for a human study, if thirty (30) days' notice is reasonably determined by Entropin to be insufficient based upon evaluation of risks to subject(s) enrolled in the Study (the "STUDY SUBJECT(S)"), the Parties will cooperate to withdraw the Study Subject(s) safely from the drug treatment over a mutually agreeable period of time,

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however, in no event shall Entropin's obligation to supply Study Drug hereunder extend beyond a period determined to be reasonable by Entropin. Notwithstanding the foregoing, in the event Entropin believes that immediate termination is necessary due to Entropin's evaluation of risks to Study Subject(s), Entropin may terminate this Agreement immediately.

     A. ENTROPINS' OBLIGATIONS UPON TERMINATION. Upon termination, Entropin's sole obligation to CRO shall be to pay CRO any equitable pro-rated monies due for work actually performed and/or expenses actually incurred up to the effective date of termination. To the extent that such actual costs and expenses shall be less than the total monies previously paid to CRO by or on behalf of Entropin, CRO shall promptly refund to Entropin any and all such excess funds.

     B. CRO'S OBLIGATIONS UPON NOTICE OF TERMINATION. Upon the delivery of notice of termination by Entropin, CRO shall cease the Study in accordance with Article2.3. CRO will return to Entropin all Confidential Information (as defined in Article 4.1) and transfer and assign all property and materials (including unused materials) in CRO's possession or control that belong to Entropin, including, but not limited to, the right, title, and interest in and to the Inventions (as described in Article 14.1) and patent applications and patents thereon. Following the receipt of such notice of termination, CRO shall not incur any additional expenses with respect to the Study, except those expenses that are documented in detail and are necessary in order to terminate the Study.

2.5  TERMINATION BY CRO

     A. MATERIAL BREACH. CRO shall have the right to immediately terminate this Agreement in the event Entropin commits a material breach hereof and fails to cure such material breach within thirty (30) days of receipt of written notice thereof.

     B. CRO'S OBLIGATIONS UPON TERMINATION. Upon CRO's termination of this Agreement, it shall cease the Study in accordance with
          Article 2.3. CRO will return to Entropin all Confidential Information (as defined in Article 4.1) and transfer and assign all property and materials (including unused materials) in CRO's possession or control that belong to Entropin, including, but not limited to, the right, title and interest in and to the Inventions (as described in Article 14.1) and patent application and patents thereon. Following the notice of such termination to Entropin, CRO shall not incur any additional expenses with respect to the Study, except those expenses that are documented in detail and are necessary in order to terminate the Study.

     C. ENTROPIN'S OBLIGATIONS UPON TERMINATION. Upon termination, Entropin's sole obligation to CRO shall be to pay CRO any equitably pro rated monies due and owing it for work actually performed and/or expenses actually

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          incurred up to the effective date of termination; to the extent that such actual costs and expenses shall be less than the total monies previously paid to CRO by or on behalf of Entropin, CRO shall promptly refund to Entropin any and all such excess funds.

2.6 BANKRUPTCY. Both Parties shall have the right to immediately terminate this Agreement in the event the other Party makes (i) a general assignment for the benefit of its respective creditors, (ii) has a custodian, receiver, or trustee appointed for either it or a substantial part of its assets, (iii) commences a voluntary proceeding under either the Federal Bankruptcy Act or any state law relating to insolvency or (iv) a court having jurisdiction over it enters a Decree of Order for Relief in an involuntary case under any applicable bankruptcy or insolvency law and such Decree or Order continues unstayed and in effect for a period of sixty (60) days or more

2.7 DELAY IN TERM. The Term may be delayed, suspended and/or put on hold by Entropin for any reason upon thirty (30) days' written notice to CRO ("SUSPENSION OF THE TERM"). The Term may be suspended by CRO pursuant to
Article 3.1.

2.8 SURVIVAL. Neither the expiration or termination of this Agreement shall relieve the Parties of their respective obligations pursuant to Articles IV, 5.4, 7.3, IX, X, XI, XII, XIX, XXI, XXV, XXVII, and XXVIII.

                               ARTICLE III
                              COMPENSATION
                              ------------

3.1 TOTAL STUDY COST. The estimated total cost for the Study and all services (the "TOTAL STUDY COST") is detailed in APPENDIX D attached hereto and made a part hereof. Notwithstanding Article 3.3, the Total Study Cost shall not exceed the estimate for any reason without the prior written approval of Entropin. Cost increases greater than 10% of the Total Study Cost will require an amendment to this Agreement. In the event the prior written consent of Entropin is not obtained or an amendment to the Agreement has not been executed, CRO will suspend all Services prior to exceeding the estimated Total Study Cost to the extent there are no risks to the Study Subjects.

3.2 TOTAL STUDY COST PAYMENT SCHEDULE. The Total Study Cost shall be payable in accordance with the terms of this Agreement and APPENDICES D AND E attached hereto and made a part hereof.

3.3 ENTROPIN-REQUESTED CHANGES TO THE PROTOCOL AND/OR STUDY. Entropin reserves the right to request CRO to perform services ("ADDITIONAL SERVICES") in addition to the services set forth in APPENDICES A, C AND D. Subject to the last sentence of this Article 3.3, in the event Entropin does request CRO in writing to perform Additional Services and to the extent that the performance of such Additional Services by CRO will actually incur documentable charges in addition to the Total Study Cost, Entropin and CRO shall mutually agree on the cost for such Additional Services prior to CRO being obligated to undertake such Additional Services. Any costs incurred by CRO under this Article 3.3, which cause the Total Study Cost to be exceeded without Entropin's prior written approval, shall not be reimbursed. Notwithstanding anything to the contrary set forth in

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this Article 3.3, CRO shall perform without any increase in the Total Study
Cost, Additional Services including, without limitation, those services necessitated as a result of changes to the Study and/or Protocol, provided that such Additional Services are, or would have been, reasonably expected to be within the scope of the Study as determined by industry standards.

3.4 REDUCTION IN THE TOTAL STUDY COST. In the event any agreed upon reduction in either the scope of the Study or amount of Services requested by Entropin reduces the Total Study Cost such that the total amount previously paid exceeds the reduced Total Study Cost, the difference shall be returned to Entropin by CRO in full at the end of the Term.

3.5 MONITORING/MEETING EXPENSE. Entropin shall reimburse CRO for all monitoring/meeting expenses actually incurred by CRO in accordance with Entropin's Reimbursement Policy attached hereto as Appendix F and made part hereof. As a prerequisite to reimbursement under this Article CRO shall maintain and have readily available appropriate documentation on file in accordance with Entropin's Reimbursement Policy which may be audited at any time upon request by Entropin.

3.6 ADDITIONAL POSTAGE. Entropin shall be invoiced on a monthly basis and at CRO's net costs for all necessary next day mail and/or courier services related to the administration of the Study. For expedited shipments, economy two-day delivery is the preferred method. CRO will use discretion when shipping by Standard Overnight delivery and will use Priority Overnight delivery only when absolutely necessary. Invoices for the latter should be accompanied by an explanation justifying use.

3.7 FINAL RECONCILIATION OF THE TOTAL STUDY. CRO shall provide Entropin with a final reconciliation of the Total Study Cost within thirty (30) days of either the expiration or termination of this Agreement.

                               ARTICLE IV
                             CONFIDENTIALITY
                             ---------------

4.1 CONFIDENTIAL INFORMATION. CRO acknowledges that, in the course of performing its obligations hereunder, it shall receive information which will be communicated orally and/or in writing which Entropin wishes to protect from public disclosure ("CONFIDENTIAL INFORMATION"). In addition to the foregoing, Confidential Information shall include but is not limited to, Entropin's physician lists, all data, information, reports and correspondence related to the Study or performance of this Agreement.

4.2 USE OF CONFIDENTIAL INFORMATION. CRO agrees to retain in confidence during the Term and thereafter for a period of ten (10) years all Confidential Information disclosed to it by or on behalf of Entropin, and that it will not, without the written consent of Entropin, use Confidential Information supplied hereunder for any purpose other than indicated herein. This restriction shall not apply to Confidential Information (i) which is or becomes public knowledge (through no fault of CRO); (ii) which is lawfully made available to CRO by an independent third party; (iii) which is already in CRO's possession at the time of

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receipt from Entropin (and such prior possession can be properly demonstrated by CRO); or (iv) which is required by law, regulation, rule, act or order of any governmental authority or agency to be disclosed by CRO; PROVIDED, HOWEVER, that CRO gives Entropin sufficient advance written notice to permit it to seek a protective order or other similar order with respect to such Confidential Information and thereafter discloses only the minimum Confidential Information required to be disclosed in order to comply.

4.3 LIMITATIONS ON DISCLOSURE. CRO shall limit disclosure of Confidential Information received hereunder to only those of its officers, employees, and/or CRO Agents (as defined in Article 5.1) who are directly concerned with the performance of this Agreement. CRO shall advise such officers, employees, and /or CRO Agents, upon disclosure to them of any Confidential Information, of the proprietary nature thereof and CRO shall thereafter use its best efforts to prevent unauthorized disclosure by such officers, employees, and/or CRO Agents of Entropin's Confidential Information. CRO shall comply with the requirements under Article 5.4 in the event CRO discloses Confidential Information hereunder to any CRO Agent.

4.4 NON-DISCLOSURE OF THE AGREEMENT. CRO agrees that the existence and nature of this Agreement is proprietary to the business and operations of Entropin and will not disclose the fact that this Agreement exists, or any of the terms or conditions contained herein, without the express written consent of Entropin. CRO shall not demonstrate, exhibit, show, illustrate, or disclose any part of the Services and/or Study to any other party without the express written consent of Entropin, which consent may be withheld for any reason.

4.5 NON-ADVERTISING; USE OF NAME. CRO agrees that it shall not in any manner advertise, publish or release for publication any statement (i) referencing or identifying the Study Drug or Study, or (ii) using Entropin's name or the name of any Entropin affiliate, without prior written consent of Entropin.

4.6 RETURN OF CONFIDENTIAL INFORMATION. Other than as required by law or regulation, upon the expiration or termination of this Agreement, CRO shall return to Entropin all Confidential Information received from or on behalf of Entropin, shall destroy all copies of same and its notes and/or memoranda referring or relating to such information, and shall execute a certification that it has performed these acts.

                                ARTICLE V
                      STAFF REQUIREMENTS/CRO AGENTS
                      -----------------------------

5.1 DEBARMENT CERTIFICATION. CRO represents and warrants that it did not and will not use in any capacity the services of any person debarred under subsections (a) or (b) of Section 306 of the Federal Food , Drug, and Cosmetic Act, as amended, 21 U.S.C. Section 335a(a) and (b), in connection with its performance of this agreement.

5.2 AFFILIATES SUBSIDIARIES, SUBCONTRACTORS, AND CONSULTANTS. Without the prior written consent of Entropin, and subject to the provisions of Article XVII, CRO shall not (i) contract with, nor permit, anyone other than CRO employees to perform the Services or

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(ii) assign material aspects of the Services, or any material portions thereof, to any outside investigator, affiliate, subsidiary, subcontractor, and/or consultant (collectively, "CRO AGENT(S)").

5.3 CHANGE OF STAFF. Any change in the personnel performing Services, or any portion thereof, shall be communicated in writing to Entropin at least 30 days prior to such change by CRO. Such written communication shall be accompanied by written documents describing the proposed personnel, including, without limitation, CURRICULUM VITAE; provided that CRO shall provide Entropin with any additional materials concerning such proposed personnel as Entropin shall reasonably request within three days of such request. CRO shall remove and replace any employee and/or CRO Agent whose performance and/or qualifications are deemed unsatisfactory by Entropin (in the sole opinion of Entropin).

5.4 CONFIDENTIALITY AND COMPLIANCE. CRO will ensure that every CRO Agent approved in accordance with article 5.1 will (i) execute a confidentiality agreement containing the same provisions set forth in the Article IV and
(ii) adhere to the terms and conditions of this Agreement. CRO will provide a copy of all such agreements to Entropin in accordance with
Article XIII hereof following their execution.

5.5 CRO AGENTS COSTS AND/OR FEES. CRO shall bear sole responsibility for any costs, fees, and/or expenses to be paid to any CRO Agent.

5.6 CRO EMPLOYEE DOCUMENTATION. CRO agrees that it will create, maintain, and provide to Entropin within fifteen (15) days of the execution of this Agreement a document containing the following information with regard to each CRO employee providing Services hereunder: Full Name, Title, Services provided, and sample of employee's initials. CRO further agrees that it will update this document, maintain updated versions and provide to Entropin following any change in CRO employees and/or Services provided by such employees pursuant to this Agreement.

                               ARTICLE VI
                               TIME TABLE
                               ----------

6.1 TIME SCHEDULE. The timetable for the Services and the Study is set forth in APPENDIX G attached hereto and made a part hereof. Entropin shall be immediately notified by CRO, in accordance with Article XIII, of any anticipated or actual delays with respect to the Services and/or the Study.

                               ARTICLE VII
                               STUDY DRUG
                               ----------

7.1 SUPPLY. Entropin will assure that the Study Drug and comparative agent(s), if applicable, and placebo(s) if applicable, collectively referred to as "VEHICLE" are provided on a timely basis and at no charge to CRO in amounts Entropin deems adequate to accommodate the patient treatment period as specified in the Protocol.

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7.2  STUDY DRUG SHIPMENT.  Entropin will assure that all Study Drug and
Vehicle(s), if applicable, shall be shipped to the location(s) and/or persons(s) identified by CRO.

7.3 RETRIEVAL OF UNUSED STUDY DRUG. CRO represents and warrants that it will use its best efforts to (i) retrieve and identify all unused Study Drug and comparative agent(s), if applicable, and placebo(s), if applicable, from each investigator, (ii) identify each lot, physician, and patient number, and (iii) log and record the foregoing information for Entropin review.

7.4  ADVERSE EVENT REPORTING.

     A. CRO AGREEMENTS. CRO will enter into an agreement with each research center and/or principal investigator that the following adverse events will be reported to CRO immediately by telephone from the investigator: (i) those events which are defined by the Protocol as "serious", including events which a) result in death, severe or permanent disability, cancer, congenital anomaly, or overdose, b) are considered life-threatening, and/or c) which result in hospitalization or prolongs an existing hospitalization and, (ii) those events which are defined by Protocol as "unexpected," meaning any event which is not identified in nature, severity, or frequency in the investigator brochure.

     B. REPORTS TO ENTROPIN BY CRO. Adverse events shall be defined as, any untoward medical occurrence in a patient or clinical investigation subject administered a pharmaceutical product and which does not necessarily have a casual relationship with this treatment. An adverse event can therefore be any unfavorable and unintended sign (including an abnormal laboratory finding), symptom, or disease temporally associated with the use of a medical (investigational) product, whether or not related to the medicinal (investigational) product, and will be reported by CRO to Entropin.

     C. PATIENT TREATMENT BY INVESTIGATOR(S). Any investigator, if properly qualified, shall have the right to provide reasonable and customary treatment to any Study Subject who exhibits symptoms of an adverse reaction. Such properly qualified investigator shall advise CRO in advance of such treatment, whenever reasonably possible, or as soon thereafter if prior notice is not possible.

     D. PAYMENT OF COSTS. If in the opinion of the investigator and Entropin, the Study Subject's reaction directly resulted from the use of the Study Drug, placebo provided in conjunction with the Study, if applicable, or other required procedures involved in the Study, then Entropin shall reimburse patients for all reasonable and customary costs associated with the diagnosis and treatment provided, to the extent such costs are not reimbursed by medical insurance of Study Subjects. In the event that a suspected adverse reaction is not, in the opinion of the investigator and Entropin, Study related, Entropin shall provide reimbursement for diagnostic work-up costs

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          only. Entropin's obligations to pay the foregoing costs is limited to incidents when the Study Drug was administered (a) in accordance with applicable law, accepted medical practice, the Protocol and any other written instructions, precautions, and/or indications furnished by or on behalf of Entropin, and (b) without negligence, recklessness, or willful misconduct or omission of the investigator or the Study Subjects.

                              ARTICLE VIII
                     REPRESENTATIONS AND WARRANTIES
                     ------------------------------

8.1  REPRESENTATION AND WARRANTIES OF CRO

     A. STAFF AND EXPERTISE. CRO represents and warrants that it has the facilities, professional, technical, and clerical staff, experience and expertise sufficient in quality and quantity to perform the Services and the Study pursuant to the Protocol within the time frame set forth in APPENDIX G.
          Further CRO represents and warrants that it did not and will not use in any capacity the services of any person debarred under subsections (a) or (b) of Section 306 of the Federal Food, Drug, and cosmetic Act, as amended, 21 U.S.C. Section 335a (a) and (b), in connection with its performance of this agreement.

     B. COMPLIANCE WITH LAWS. CRO represents and warrants that all the Services performed and provided by CRO, its employees and CRO Agents shall fully comply with all applicable federal, state, and local laws, rules and/or regulations.

     C. INCONSISTENT OBLIGATIONS. CRO represents and warrants that the responsibilities and obligations assumed by CRO on behalf of Entropin hereunder are not in conflict with any other obligations CRO might have.

     D. INDUSTRY STANDARDS. CRO hereby agrees that it will perform, and cause its employees and CRO agents to perform the Services in a manner commensurate with the highest professional standards applicable to its industry.

     E. FINANCIAL STABILITY. CRO shall at all times during the Term of this Agreement have sufficient financial resources to perform its obligations hereunder.

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8.2  REPRESENTATIONS AND WARRANTIES OF ENTROPIN.

     A. COMPLIANCE WITH LAWS. Entropin represents and warrants that all Study Drug supplied pursuant to this Agreement shall fully comply with all applicable federal, state and local laws, rules and regulations.

     B. FDA APPROVALS. Entropin represents and warrants that it has or will obtain the necessary protocol approvals and/or amendments relative to the Study.

                               ARTICLE IX
                               COMPLIANCE
                               ----------

9.1 PERFORMANCE. CRO will perform the Services and the Study in accordance with the current state of Good Clinical Practices, the Protocol, and all applicable Entropin SOPs which Entropin will provide to CRO. CRO will also comply with all federal, state, local laws, rules and regulatory requirements applicable to its performance under this Agreement.

9.2 COMPLIANCE CHANGES. In the event currently applicable federal, state, or local laws, rules and/or regulations are changed or new applicable laws, rules and/or regulations are promulgated, CRO shall comply with such change(s) and/or additions. In the event that compliance with such new requirements necessitates change(s) in the Services and/or the Study, CRO will submit to Entropin a revised technical and cost proposal for Entropin review and acceptance prior to CRO making any changes in the Services and/or the Study. The continuation of the Study shall be subject to Entropin's written approval of such changes and the related costs.

                                ARTICLE X
                      RECORDS, AUDIT AND INSPECTION
                      -----------------------------

10.1 RECORD INSPECTIONS. Entropin or its designated representatives shall have access to, and be permitted to review, during normal business hours and upon reasonable advance notice during the Term (including any Delay of the Term in accordance with Article 2.6), all papers, correspondence, books, records, data, information, instructions, receipts, and/or reports relating to the Study and/or Services (collectively, "RECORDS") performed by or on behalf of CRO pursuant to this Agreement including, but not limited to, those Records concerning the Study and/or Services which may be either in the possession of CRO or located at the investigator site(s). Records shall include Study-related financial records with respect to monitoring/meeting expenses, payments to CRO Agents and when applicable, investigator Study grant payments(i.e., honoraria)

10.2 MAINTENANCE OF THE RECORDS. CRO shall preserve the Records, without additional compensation therefor, during the Term and thereafter for a period of five (5) years (or longer if required by law) (the "RETENTION PERIOD"). CRO shall notify Entropin in writing at least sixty (60) days prior to the expiration of the Retention Period of such expiration. Entropin shall bear all costs of removal. Upon receipt of such notification, Entropin shall

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instruct CRO with respect to the removal of the Records from the CRO facility with any removal costs passed directly through to Entropin with
receipts.   Once the Records have been satisfactorily removed in accordance with Entropin's instructions, Entropin shall be solely responsible for the storage of Records.

10.3 SITE MONITORING VISITS. Entropin and/or its representatives may, during the Term, visit CRO's and /or CRO Agents' facilities and laboratories at reasonable times and with reasonable frequency during normal business hours to (i) observe the progress of the Study, (ii) monitor the accuracy and completeness of the Services, including but not limited to, quality control and assurance, and/or (iii) review the responsibilities and/or performance obligations of CRO and/or CRO Agents. CRO will assist Entropin in scheduling such visits and will make Records and any other relevant information available to Entropin and/or representatives.

10.4 AUDIT AND/OR INSPECTION. CRO shall notify Entropin immediately upon being notified or becoming aware of any planned, scheduled or ongoing FDA audit and/or inspection of any study site, the CRO, and/or CRO Agents during the Term and thereafter for a period of five (5) years.

                               ARTICLE XI
                               INSURANCE
                               ---------

11.1 REQUIRED INSURANCE. CRO will, at its own cost and expense, obtain and maintain in full force and effect, the following insurance during the term of this Agreement.

     A. Workers' Compensation Insurance in accordance with the statutory requirements of the state in which the Services are to be performed;

     B. Employers Liability Insurance with minimum coverage of One Million Dollars ($1,000,000);

     C. Comprehensive General Liability Insurance including a products liability coverage endorsement, covering all of CRO's operations under this Agreement including broad contractual liability coverage, with minimum coverage of Two Million Dollars
          ($2,000,000) per occurrence, and Four Million Dollars
          ($4,000,000) in the aggregate.

11.2 CERTIFICATE (S) OF INSURANCE.  CRO agrees to provide within fifteen
(15) days of execution of this Agreement, an original signed Certificate(s) of Insurance evidencing all coverage required pursuant to this Article XI. The Certificate(s) must provide that thirty (30) days' prior written notice of cancellation will be given to Entropin.

11.3 REQUIREMENTS FOR CRO AGENTS. CRO will not permit any CRO Agent to perform Services unless such CRO Agent is and remains insured in accordance with the insurance requirements outlined in this Article XI. CRO shall indemnify Entropin for any loss suffered by Entropin for the failure of any CRO Agent to be so insured.

ESTEROM 99-02-01 CONTRACT     PAGE 11 OF 20               AUGUST 11, 1999

                               ARTICLE XII
                             INDEMNIFICATION
                             ---------------

12.1 ENTROPIN INDEMNIFICATION OF CRO

     A. PROPER PERFORMANCE AND STUDY DRUG CLAIMS. Entropin agrees to indemnify, defend and hold harmless CRO and its officers, directors and employees ("Indemnitee") from and against any loss which Indemnitee becomes legally obligated to pay on a claim made against Indemnitee by any independent third party ("Loss") to the extent that such Loss (i) is a direct result of administration of the Study Drug or (ii) directly arises out of the activities or procedures required to be carried out in this Study of Protocol; provided that any such Loss resulting from (a) the negligence of Indemnitee or CRO Agents, (b) the willful malfeasance or nonfeasance by Indemnitee or CRO Agents, (c) any non-compliance or violation by Indemnitee or CRO agents of this Agreement, including, but not limited to, Articles IV (Confidentiality), VI(Time Table), 7.4 (Adverse Event Reporting), 8.1
          (Representations and Warranties of CRO), IX (Compliance) or the Protocol, (d) any non-compliance or violation by Indemnitee or CRO Agents of any applicable local, state, or federal law(s) , rule(s), or regulation(s) including, but not limited to , applicable FDA regulations and other governmental requirements or
          (e) any FDA approved drug, is excluded from this agreement to indemnify and hold harmless; provided further that for purposes of the Section 12.1 any CRO Agent is deemed not to be an Indemnitee.

     B. CONDITIONS OF INDEMNITY OBLIGATIONS. As condition precedent to indemnification under Article 12.1 (A), Indemnitee agrees to notify Entropin in writing within ten (10) days of Indemnitee becoming aware of any claim threatened, asserted, made, brought or instituted against it that could or may result in a Loss. Whenever the Indemnitee has information from which it may reasonably conclude that any incident of bodily injury, sickness, disease or death has occurred (an "Incident") to a study subject during the study, Indemnitee shall immediately notify Entropin of all pertinent data surrounding such Incident. Indemnitee shall cooperate fully in assisting Entropin with respect to gathering information concerning the time, place and circumstances of such potential or actual claim(s) and in obtaining the names and addresses of the injured parties and all available witnesses. Indemnitee agrees to cooperate with and to authorize Entropin to control the defense of such claim(s) (including all decisions as to legal counsel, litigation, settlement and appeal). No Indemnitee or CRO Agents (approved in accordance with Article 5.1) shall compromise or settle any claim(s) without the prior written approval of Entropin.

12.2 CRO INDEMNIFICATION OF ENTROPIN. In addition to the indemnification requirements set forth in Article 11.3, CRO hereby agrees to the following:

ESTEROM 99-02-01 CONTRACT     PAGE 12 OF 20               AUGUST 11, 1999

     A. BODILY INJURY OR PROPERTY LOSS. CRO agrees, at its own cost and expense, to indemnify, defend and hold harmless Entropin, Entropin's affiliates and their respective officers, directors and employees from and against any loss, including but not limited to attorneys' fees, cost of suit, judgments and settlements, which such person has become legally obligated to pay on a claim made against such person by an independent third party resulting from any bodily injury sustained, including death, and/or for damage to or loss of any property incurred during or as a result of CRO's, its officers', directors', agents', or employees' or CRO Agent's acts, omissions, and/or performance under this Agreement. For any such injury sustained and/or damage or loss incurred, CRO agrees to release and waive all rights to subrogation against Entropin possessed by CRO's insurers. Notwithstanding anything to the contrary set forth in this Article 12.2 (A), to the extent that Entropin has expressly directed CRO to engage certain investigator(s) to carry out the Study and/or perform Services, CRO shall be relieved of its indemnification obligations under this Article 12.2 (A) but only with respect to such investigator(s).

     B. BODILY INJURY, PROPERTY DAMAGE AND CONSEQUENTIAL LOSSES. CRO agrees, at its own cost and expense, to indemnify, defend and hold harmless Entropin, Entropin's affiliates and their respective officers, directors and employees ("Indemnitees") from and against any claims, suits, actions or demands made against any such Indemnitee by any independent third party, including attorneys' fees and costs of suits, judgements and settlements, resulting from any bodily injury, damage to or loss of any property, or consequential loss of damage incurred due to CRO's, its officers', directors', agents', or employees' or CRO's Agent's (i) acts, omissions, performance, or non-compliance under, or violation of, this Agreement, including but not limited to, Articles IV (Confidentiality), VI ( Time Table), 7.4 (Adverse Event Reporting), 8.1 (Representations and Warranties of CRO)(, IX (Compliance) or the Protocol; (ii) negligence or willful malfeasance or nonfeasance; and (iii) non-compliance or violation of any applicable local, state or federal law(s), rule(s), or regulation(s), including, but not limited to applicable FDA regulations and other governmental requirements. For any such claim, suit, action or demand asserted, CRO agrees to release and waive all rights to subrogation against Entropin possessed by CRO's insurers, and to hold Entropin harmless and indemnify it against any such subrogation claim.

                              ARTICLE XIII
                                 NOTICES
                                 -------

     Any report or notice required or permitted to be given hereunder shall be effective when sent. All notices shall be in writing and given personally or by prepaid certified mail, return receipt requested, or sent by telex, telegram, expedited delivery service of facsimile transmission (with written confirmation by certified mail, return receipt requested) addressed to the Parties at their respective addresses as follows.

ESTEROM 99-02-01 CONTRACT     PAGE 13 OF 20               AUGUST 11, 1999

If to Entropin:          Entropin, Inc.
                         21550 Oxnard St., Suite 810
                         Woodland Hills, CA 91367

Attention:               Dr. Lois Rezler
Telephone:               (818) 340-2323
Telefax:                 (818) 340-3006

If to CRO:               Therapeutic Management, Inc.
                         The Stonehouse
                         1338 East Perkins Avenue, Suite 102
                         Sandusky, OH 44870

Attention:               Brendan Fowler, Director of US Operations
Telephone:               (419) 621-2525
Telefax:                 (419) 621-9179

                               ARTICLE XIV
                          INTELLECTUAL PROPERTY
                          ---------------------

14.1 ENTROPIN PROPERTY. Any and all materials, information, documents, inventions, discoveries and improvements whether or not patentable, which
(i) are prepared, made or developed by CRO, its employees and/or any CRO Agent (ii) and/or were conceived, made or reduced to practice by CRO, its employees or any CRO Agent and/or (iii) as a result of Confidential Information (collectively, the "INVENTIONS") shall be promptly disclosed to Entropin and shall be the sole and exclusive property of Entropin.

CRO will, upon request of Entropin, promptly execute and will cause its employees and CRO Agents to execute any and all applications, assignments or other instruments which Entropin shall reasonably deem necessary or useful in order to apply for and/or obtain patent protection worldwide for the Inventions, and/or in order to assign and convey to Entropin the sole and exclusive right, title and interest in and to the Inventions, patent applications and patents thereon. CRO shall ensure that its contractual arrangements with its employees and/or CRO Agents provide for their automatic assignment to Entropin of all such Inventions, patent applications and patents. Entropin will bear the costs of preparation and filing of all patent applications with respect to the Inventions.

14.2 PRESERVATION OF ENTROPIN PROPERTY. All materials and documents prepared, purchased or furnished by CRO on Entropin's account in connection with the Study shall belong to Entropin, and shall be preserved by CRO in accordance with Article 10.2 and in compliance with regulatory requirements for delivery to Entropin upon its request. Except as set forth in the Protocol, Entropin retains the title to and exclusive right to publish all documentation, research data, records, raw data, other work product, data, and./or results generated with respect to the Services and/or Study ("WORK PRODUCT"). Such Work Product will be retained in the CRO's archive in compliance with regulatory requirements and Article 10.2.

ESTEROM 99-02-01 CONTRACT     PAGE 14 OF 20               AUGUST 11, 1999

14.3 EXPIRATION OR TERMINATION. Notwithstanding anything to the contrary set forth in Article 10.2, upon the expiration or termination of this Agreement, CRO shall transfer, assign and make available to Entropin, if Entropin so requests, all property and materials in CRO's possession or control belonging to Entropin including, without limitation, the right, title and interest in and to the Inventions and patent applications and patents thereon. CRO shall cooperate in obtaining the consents of third parties in interest, if any.

                               ARTICLE XV
                       RELATIONSHIP OF THE PARTIES
                       ---------------------------

15.1 NATURE OF RELATIONSHIP. CRO agrees that, in its relationship with Entropin hereunder, it is acting in the capacity of an independent contractor and that it has no authority to create or assume in Entropin's name or on Entropin's behalf any obligation, expressed or implied, or to act or purport to act as Entropin's agent or legally empowered representative for any purpose whatsoever, except as expressly provided herein, without Entropin's prior written consent. Accordingly, CRO shall perform the Study as an independent contractor and shall have complete and exclusive control over its employees and/or CRO Agents.

15.2 NON-LIABILITY. Entropin shall not be liable to any third party in any way for the engagement, obligation, commitment, contract, representation, transaction or for any negligent act of or omission to act by CRO, except as expressly provided in Article XII.

                               ARTICLE XVI
                              FORCE MAJEURE
                              -------------

16.1 EXCUSE. If the performance or observance of this Agreement by either Party or if any of either Party's respective obligations under this Agreement are prevented or delayed by reason of an act of God, civil commotion, storm, fire, riots, strikes, legal moratorium, war, revolution or action by government, the Party so affected shall, upon prompt notice of such cause being given to the other Party, be excused from such performance or observance to the extent of such prevention or during the period of such delay provided that the Party so affected shall use its best efforts to avoid or remove the cause(s) of non-performance and observance with utmost dispatch.

16.2 REPERFORMANCE. In the event that any part of the Study is rendered invalid as a result of claiming excuse pursuant to Article 16.1, CRO shall, after written authorization from Entropin to proceed and at Entropin's sole cost and expense, reperform that part of the Study affected by such claim of excuse.

ESTEROM 99-02-01 CONTRACT     PAGE 15 OF 20               AUGUST 11, 1999

                              ARTICLE XVII
                               ASSIGNMENT
                               ----------

     CRO shall not, in whole or in part, assign its interests and/or obligations under this Agreement, including performance of any monies due hereunder, to any person, firm, partnership, corporation or other entity (including by operation of law, judicial process, or otherwise) without the prior written consent of Entropin, which consent may be withheld for any reason. Entropin may assign this Agreement to any of its affiliates (including by operation of law, judicial process or otherwise) without the prior written consent of CRO.

                              ARTICLE XVIII
                          NON-WAIVER OF RIGHTS
                          --------------------

     No failure or delay on the part of a Party in either exercising or enforcing any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise or enforcement of any such right will preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right. No waiver of any such right will have effect unless given in a signed writing. No waiver of any such right will be deemed a waiver of any other right hereunder.

                               ARTICLE XIX
                            BURDEN OR BENEFIT
                            -----------------

     This Agreement and all the rights, obligations, duties, representations, warranties and covenants of each Party shall inure to the benefit, and be the burden of, and shall be binding upon their respective affiliated, successors (including by operation of law), and lawful assigns, and other legal representatives.

                               ARTICLE XX
                               AMENDMENTS
                               ----------

     This Agreement may neither be amended nor any of the provisions contained herein rescinded, altered, or modified except by writing executed by the Parties.

                               ARTICLE XXI
                     GOVERNING LAW AND JURISDICTION
                     ------------------------------

     It is understood and agreed that no provision of this Agreement shall be construed so as to be in conflict with the laws of the State of Colorado. It is further agreed that this Agreement is deemed to be consummated in the State of Colorado, and that the terms and provisions of this Agreement shall be construed and interpreted pursuant to the laws of Colorado, without regard to the conflict of laws rules or principles thereof. The state or federal courts located in the State of Colorado are the agreed-upon forum for the resolution of all disputes hereunder, and the Parties, their officers and employees hereby consent to (i) the jurisdiction and venue of the aforesaid courts for the purpose of resolving all such

ESTEROM 99-02-01 CONTRACT     PAGE 16 OF 20               AUGUST 11, 1999
disputes and (ii) service for process by registered mail, return receipt requested, or any other manner consistent with federal or Colorado law.

     Any dispute arising between CRO and Entropin concerning this Agreement or its interpretation shall be resolved by submission to arbitration in Denver, Colorado in accordance with the rules of the American Arbitration Association then in effect. Any award made by such arbitrators shall be binding and conclusive for all purposes hereof, may include injunctive relief, and may be entered as a final judgement in any court of competent jurisdiction. The costs and expenses of such arbitration shall be borne in accordance with the determination of the arbitrators.

                              ARTICLE XXII
                              SEVERABILITY
                              ------------

     In the event any portion of this Agreement shall be held illegal, void, or ineffective, the remaining portions hereof shall remain in full force and effect. If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such term(s) or provision (s) shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

                              ARTICLE XXIII
                                HEADINGS
                                --------

     The headings contained in this Agreement are for convenience for reference only and shall not affect or alter the meaning of effect of any provision hereof.

                              ARTICLE XXIV
                              COUNTERPARTS
                              ------------

     This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                               ARTICLE XXV
                            ENTIRE AGREEMENT
                            ----------------

     This Agreement, together with Appendices A, B, C, D, E, F, and G set forth all of the promises, agreements, understandings, covenants, warranties and representations by and among the Parties and there are no other promises, agreements, understandings, covenants, warranties, or representations, oral or written, express of implied, between them with respect to the subject matter addressed herein. This Agreement, together with the attached Appendices, is intended by the Parties to be an integration of any and all prior agreements and understandings, oral or written, with respect to the subject matter addressed herein.

ESTEROM 99-02-01 CONTRACT     PAGE 17 OF 20               AUGUST 11, 1999

                              ARTICLE XXVI
                            CONTROLLING TERMS
                            -----------------

     No term, condition, or other provision of any attachment(s), appendices, and/or addenda to this Agreement shall supersede any term, condition or other provision of this Agreement and with respect to any inconsistency or ambiguity, this Agreement shall control.

                              ARTICLE XXVII
                           ATTACHMENTS/ADDENDA
                           -------------------

     Any attachment(s) or addenda referred to herein to be delivered and the acts to be performed at or subsequent to the Effective Date, including, without limitation, Protocol (collectively, "ITEMS") are incorporated herein and expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any such Items shall be deemed to refer to and include all said Items.

                             ARTICLE XXVIII
                          YEAR 2000 COMPLIANCE
                          --------------------

CRO represents, warrants and covenants to and, for the benefit of, Entropin that:

     A. All hardware, software, operating systems, mechanical devices, electronic devices, and any other components or items of CRO's computer system which are used to produce reports and data for Entropin's use (collectively, "CRO's Computer Equipment"), and all data provided to Entropin under this Agreement shall be "Year 2000 compliant" and shall be free of bugs, viruses, and errors. "Year 2000 Compliant" means that all of CRO's Computer Equipment, and all data provided to Entropin under this Agreement:

          (a) Shall be free of bugs, viruses and errors that may materially adversely affect the performance or operation of CRO's Computer Equipment on or following January 1, 2000 or cause material delays in the services (including, but not limited to, reports and data) to be provided by CRO's to Entropin under this agreement before and/or after January 1, 2000; and

          (b) Shall operate in the same manner and will have the same functionality in all respects before and after January 1, 2000' and

          (C) Shall operate without interruption in all respects from the effective date of this Agreement continuously though January 1, 2000, and afterwards; and

ESTEROM 99-02-01 CONTRACT     PAGE 18 OF 20               AUGUST 11, 1999

          (D) Shall successfully process without interruption data consisting of or relating to dates from the date of installation continuously through January 1, 2000, and afterwards; and

          (E) Shall operate without interruption in all respects from the effective date of this agreement continuously through January 1, 2000; and

          (F) Shall operate such that all features and functionality containing or calling on a calendar function, including without limitation, any function indexed to a CPU or other clock, and any function providing specific dates or days, or calculating spans of dates or days, shall record, store, process, provide, and, where appropriate, insert, true and accurate dates and calculations for dates in spans including and following January 1, 2000; and

          (G) Shall have no lesser functionality with respect to records containing dates both, or either, before of after January 1, 2000, that with respect to dated prior to January 1, 2000, only; and

          (H) Shall not crash, fail, cause data to be corrupted, or cause any of Entropin's hardware or software to crash, fail, or cause data to be corrupted as a result of operating up to and beyond January 1, 2000, or as a result of processing data consisting of or relating to dates from the effective date of this Agreement continuously though January 1, 2000, and afterwards; and

          (I) Has successfully been tested for Year 2000 Compliance as set forth herein, and as to any greater operating requirements as specified by the relevant hardware or software manufacturer(s).

     B. If CRO discovers or learns at any time subsequent to the execution of this agreement that any of CRO's Computer Equipment or any data provided to Entropin or to be provided to Entropin under this agreement does not comply with paragraph A above ('non-compliant"), CRO shall notify Entropin of this fact within ten days of dicovering or learning of said non-compliance. CRO's notification shall set forth, with specificity, the following:

          (a) A detailed description of the specific hardware, software, and/or other components or data that CRO has discovered or learned are non-eompliant, and the manner in which the are non-compliant; and

          (b) A detailed description of the problems that will occor on or after January 1, 2000, as a result of non-compliance; and

          (c) A detailed description of the method(s) by which CRO will make the non-compliant components or data compliant, and the date by

ESTEROM 99-02-01 CONTRACT     PAGE 19 OF 20               AUGUST 11, 1999
               which CRO will provide such solutions to Entropin in order to bring the components or data into compliance.

     C. If CRO discovers or learns at any time subsequent to the execution of this agreement that any of CRO's Computer Equipment or any data provided to Entropin or to be provided to Entropin under this agreement is non-compliant, CRO shall cure the non-compliance at CRO's sole expense within 30 days of discovering or learning of said non-compliance. If CRO fails to cure the non-compliance, in addition to and without waiving any other rights or remedies provided under the law and/or under this agreement, Entropin may terminate this agreement, and Entropin's obligation to pay conultant for any outstanding invoices shall be waived until such time as the non-compliance is cured, and CRO shall refund amount of any invoiced paid by Entropin representing work product that is non-compliant and not cured within a reasonable time.


        The Parties hereby execute this Agreement on the dated set forth below.

















     THERAPEUTIC MANAGEMENT               ENTROPIN, INC.

     By:   /s/ BRENDAN FOWLER             By: /s/ DONALD HUNTER
           ---------------------------        ---------------------------
           Brendan Fowler

     Title:                               Title: Chief Executive Officer
           ---------------------------          -------------------------
           Director of US Operations

     Date: August 12, 1999                Date: August 16, 1999
           ---------------------------          -------------------------


ESTEROM 99-02-01 CONTRACT     PAGE 20 OF 20               AUGUST 11, 1999

                               APPENDIX A

                    Transfer of Sponsor's Obligations
                   to a Contract Research Organization



         APPENDIX A IS CONFIDENTIAL IN ITS ENTIRETY AND HAS BEEN
            OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                               APPENDIX B

PROTOCOL NO: ESTEROM 99-02-01

"A Study to Determine the Effectiveness and Safety of Topically Applied Esterom(R) versus Vehicle in Patients with Impaired Range of Motion Associated with Painful Shoulder"





         APPENDIX B IS CONFIDENTIAL IN ITS ENTIRETY AND HAS BEEN
            OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                               APPENDIX C

                       Project Specification Sheet



         APPENDIX C IS CONFIDENTIAL IN ITS ENTIRETY AND HAS BEEN
            OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                               APPENDIX D

                            Total Study Cost



         APPENDIX D IS CONFIDENTIAL IS ITS ENTIRETY AND HAS BEEN
            OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                               APPENDIX E

                    Total Study Cost Payment Schedule



         APPENDIX E IS CONFIDENTIAL IN ITS ENTIRETY AND HAS BEEN
            OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                               APPENDIX F

                          CRO/Vendor/Consultant
         Monitoring/Meeting Guidelines and Reimbursement Policy



         APPENDIX F IS CONFIDENTIAL IN ITS ENTIRETY AND HAS BEEN
            OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                               APPENDIX G

                            Study Time Table



         APPENDIX G IS CONFIDENTIAL IN ITS ENTIRETY AND HAS BEEN
            OMITTED AND FILED SEPARATELY WITH THE COMMISSION.